UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 18, 2009
Bookham, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
2584 Junction Avenue, San Jose, California 95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 18, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Bookham, Inc. (the “Registrant”) established a new variable pay plan for certain key officers which will cover the six month period ending June 27, 2009 (the “Variable Pay Plan”). Certain of the Registrant’s key employees (the “Participants”), including each of the Registrant’s named executive officers, are eligible to participate in the Variable Pay Plan.
     The applicable metrics that must be achieved and the amounts payable under the terms of the Variable Pay Plan are determined based upon whether the merger of the Registrant and Avanex Corporation closes before June 27, 2009.
Merger with Avanex Corporation Does Not Close by June 27, 2009
     The Committee has established eligible target payment (the “eligible payment”) levels of between 40% and 50% of annual compensation for Participants in the Variable Pay Plan, other than Alain Couder (the Registrant’s President and Chief Executive Officer), and provided for payments to be based upon the achievement of financial goals established by the Committee and measured as of June 27, 2009 (the end of the Registrant’s fourth quarter of fiscal year 2009). With respect to Mr. Couder, the Committee has established an eligible target payment level of 100% of his annual compensation.
     For the second half of fiscal 2009, the Committee has established “trigger”, “target” and “stretch” goals weighted (i) one-half on the achievement of a cumulative Adjusted EBITDA metric for the third and fourth quarters of fiscal 2009 and (ii) one-half on the achievement of cumulative revenue metrics for the third and fourth quarters of fiscal 2009.
     If the designated “trigger” goals for the third and fourth quarter of fiscal 2009 are achieved, the Participants will be entitled to receive an amount equal to 25% of their eligible payment level, and if designated “target” goals identified for the period are met, Participants will receive an amount equal to 50% of their eligible payment level. No amount will be payable under these provisions of the Variable Pay Plan if “trigger” goals for both financial metrics are not met; any payment between the “trigger” and “target” goals will be calculated linearly. If the “stretch” goals identified in the Variable Pay Plan are achieved, Participants are entitled to receive an amount equal to 75% of their eligible payment level. Any payment between the “target” goals and “stretch” goals will be calculated linearly. Payments under these provisions of the Variable Pay Plan, if any, will be made after the Committee certifies that these financial metrics set forth in the Variable Pay Plan have been satisfied.
The foregoing eligible payment levels and financial metrics will be applicable under the Variable Pay Plan if the merger with Avanex Corporation has not closed on or before June 27, 2009.
Merger with Avanex Corporation Does Close by June 27, 2009
     The Committee has established eligible payment levels of between 40% and 50% of annual compensation for Participants in the Variable Pay Plan, other than Alain Couder, and provided for payments to be based upon the achievement of revenue goals established by the Committee and measured as of June 27, 2009. With respect to Mr. Couder, the Committee has established eligible target payment level of 100% of his annual compensation.
     For the second half of fiscal 2009, the Committee has established “trigger”, “target” and “stretch” goals based on the achievement of cumulative revenue metrics for the third and fourth quarters of fiscal 2009.
     If the designated “trigger” goal for cumulative revenue for the third and fourth quarter of fiscal 2009 are achieved, the Participants will be entitled to receive an amount equal to 25% of their eligible payment level, and if the designated “target” goal identified for the period is met, Participants will receive an amount equal to 50% of their eligible payment level. No amount will be payable under these provisions of the Variable Pay Plan if the “trigger” goal for cumulative revenues is not met; any payment between the “trigger” and “target” goals will be calculated linearly. If the “stretch” goal identified in the Variable Pay Plan is achieved, Participants are entitled to receive an amount equal to 75% of their eligible payment level. Any payment between the “target” goals and “stretch” goals will be calculated linearly. Payments under these provisions of the Variable Pay Plan, if any, will be made after the Committee certifies that the cumulative revenue financial metric set forth in the Variable Pay Plan has been satisfied.
     The foregoing eligible payment levels and financial metrics will be applicable under the Variable Pay Plan if the merger with Avanex Corporation has closed on or before June 27, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: February 24, 2009	By:	/s/ Catherine Rundle
Catherine Rundle
Executive Vice President and General Counsel